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                                                                     EXHIBIT 4.1

                         CERTIFICATE OF MEMBERSHIP UNITS


                                                     Membership
    Number                                              Units


                                     [LOGO]

                         EAST KANSAS AGRI-ENERGY, L.L.C.

   A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF KANSAS


     This Certifies that ____________________________________________is/are the owner(s) of_______________________UNITS (_______________)of the Membership Units
of East Kansas Agri-Energy, L.L.C., a Kansas limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.

The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Amended and Restated Operating Agreement of the Company, a copy of which is available at the principal office of the Company.


     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Chairman and Secretary as of this ____ day of _______, 20 .


     ------------------------------------     -----------------------------
         William R. Pracht, Chairman               Dan Morgan, Secretary

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FOR VALUE RECEIVED, ___________ HEREBY SELL, ASSIGN, AND TRANSFER UNTO
_____________ UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

         DATED                                ,                 .
               -------------------------------  ----------------

IN PRESENCE OF

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          The transferability of the Units represented by this certificate is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Amended and Restated Operating Agreement and agreed to by each Member.

          The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of an effective registration under the securities act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.